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                                                                  EXHIBIT 10.21


                              CONCORD CAMERA CORP.
                   AMENDED AND RESTATED DEFERRED DELIVERY PLAN


                             Article I. Introduction

         This Concord Camera Corp. Amended and Restated Deferred Delivery Plan, as amended through June 30, 2004 (the "Plan") provides Participants with the opportunity to defer the delivery of shares of common stock of Concord Camera Corp. (the "Company") that would otherwise be received by the Participants upon their exercise of stock options granted to them under the Concord Camera Corp. 1993 Incentive Plan (the "Incentive Plan") or any other stock option plan or arrangement of the Company. The Plan is intended to provide Participants with added incentives and induce them to remain employed with the Company. The Plan creates an unfunded, nonqualified plan maintained for the purposes of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Income Retirement Security Act of 1974, and shall be construed and administered accordingly.


                             Article II. Definitions

         When used herein with initial capital letters, the following words have the following meanings:

         (a) Change of Control means the occurrence of any one of the following events:

                  (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than the Chief Executive Officer of the Company and other members of management of the Company designated by him), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the Voting Stock of the Company;

                  (ii) the majority of the Board of Directors of the Company consists of individuals who are not members of the Board of Directors on the effective date of the Plan (the "Incumbent Directors"); provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by the Chief Executive Officer of the Company or two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                  (iii) the Company adopts any plan of liquidation providing for the distribution of substantially all of its assets;

                  (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

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06/30/04 approved

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                  (v)      the Company combines with another company and is the
                           surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

         (b) Code means the Internal Revenue Code of 1986, as amended.

         (c) Committee means the Compensation and Stock Option Committee of the Board of Directors of the Company.

         (d) Corporate Officer means any officer who has been designated by the Board of Directors of the Company as an "executive officer" of the Company and as an "officer" for purposes of Section 16 of the Securities Exchange Act of 1934.

         (e) Deferral Election Form means the form pursuant to which a Participant irrevocably elects, prior to the stock option exercise, to defer Deferred Shares upon the exercise of the stock option and provides for such other elections and information as the Committee may reasonably require.

         (f) Deferral Extension Form means the form pursuant to which a Participant elects, after the stock option exercise and deferral transaction, to extend the Deferral Period pursuant to paragraph (a) of Article IV.

         (g) Deferral Period means the period between the date on which a stock option is exercised and the date to which the Participant elected subject to paragraph (b) of Article VI to defer the delivery of the Deferred Shares attributable to such stock option exercise, as such period may have been extended by the Participant pursuant to paragraph (a) of Article IV.

         (h) Deferred Shares means, with respect to a deferral election, the difference between the number of shares of Stock subject to the stock option (or portion thereof) being exercised by a Participant and the number of shares of Stock delivered to the Company by the Participant to satisfy the stock option exercise price, less any shares of Stock used to satisfy withholdings due upon such stock option exercise if such withholding is not otherwise paid to the Company by the Participant in cash.

         (i) Deferred Stock Unit Account means the notational account maintained by the Company for a Participant to which shall be credited the Deferred Shares deferred by the Participant and the dividend equivalents with respect to such Deferred Shares.

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         (j) Disability means the Participant's inability, due to physical or mental incapacity, to substantially perform his or her duties and responsibilities for a period of 180 consecutive days or for 180 days in a 365-day period.

         (k) Fair Market Value means the closing price for the Stock as officially reported on the date immediately preceding the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

         (l) Mature Stock means shares of Stock (i) purchased by a Participant on the open market, (ii) received by a Participant upon the exercise of a stock option and held by the Participant for at least six months or (iii) awarded to a Participant by the Company and held by the Participant for at least six months (provided, however, in the event the Stock was subject to forfeiture at the time of the award, the Participant held such Stock for at least six months after the forfeiture provisions lapsed).

         (m) Participant means a Corporate Officer who is eligible to participate in the Plan pursuant to Article III and has made a deferral election pursuant to Article IV.

         (n) Plan Year means the period during which the Plan records are kept. The Plan Year shall be the calendar year.

         (o) Stock means the Company's common stock, no par value per share.

         (p) Stock Unit means a notational unit deemed to be equivalent to one share of Stock.

         (q) Trust means the trust or trusts, if any, created by the Company to provide funding for distribution of benefits in accordance with the provisions of the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors.

         (r) Trust Agreement means the written instrument pursuant to which each Trust is created.

         (s) Trustee means the person or persons designated by the Company to hold the Trust fund and to pay benefits and expenses as authorized by the terms and provisions of the Trust Agreement.

         (t) Voting Stock means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

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                           Article III. Participation

         Any Corporate Officer designated by the Committee as eligible to participate in the Plan may participate in the Plan as to any and all outstanding non-qualified stock options awarded prior to or after the effective date of such designation to that Corporate Officer under the Incentive Plan, or any other stock option plan or arrangement of the Company, unless the Committee or the Board of Directors of the Company determines otherwise. In certain instances, the Committee or the Board may determine that a Corporate Officer is eligible to participate in the Plan as to one or more outstanding stock options which are intended to qualify as incentive stock options, as defined in Section 422 of the Code, for federal income tax purposes.


                     Article IV. Deferred Delivery Elections

         (a) A Participant may elect to defer receipt of the Deferred Shares resulting from a stock-for-stock exercise of an exercisable stock option awarded to the Participant under the Incentive Plan or any other stock option plan or arrangement of the Company by completing and submitting a Deferral Election Form to the Company by a date which is at least six (6) months in advance of the date of exercise of the stock option; provided, however, that in the case of a stock option that will expire within six months of the effective date of this Plan, the Participant may complete and submit a Deferral Election Form by a date which is at least five (5) months in advance of the date of exercise of the stock option. A Participant may submit a superceding Deferral Election Form if the superceding form provides for a Deferral Period which is both permitted under paragraph (b) of Article VI and longer than the Deferral Period described in the superceded Deferral Election Form; provided, however, that the revised form shall be ineffective and shall not supercede the prior form if it is not completed and submitted to the Company at least six (6) months in advance of the date of exercise of the stock option.

         Provided the Deferral Period is permitted under paragraph (b) of
Article VI, after the date of the stock option exercise, a Participant: (i) may elect to extend the Deferral Period by no less than two years per extension by completing and submitting a Deferral Extension Form to the Company by a date which is at least one year prior to the end of the Deferral Period, as the same was scheduled, on the day before the date of the relevant extension election, to end; and (ii) may make additional extension elections meeting the foregoing requirements as often as once every twelve (12) months.

         The stock option exercise must occur on or prior to the expiration date of the stock option and must be accomplished by delivering (actual delivery or by attestation), on or prior to the exercise date, shares of Mature Stock having a Fair Market Value equal to the exercise price.

         (b) At the time of each deferral election, the Participant shall be required to make appropriate arrangements with the Company to pay any taxes required to be withheld upon exercise of the stock option. The Company, in its discretion, may permit the Participant to use shares subject to the then exercisable portion of the stock option as payment of any taxes required to be withheld.

         (c) A Participant's deferral election shall not be effective if the stock option as to which the Participant has made the deferral election terminates or expires prior to the exercise date selected by the Participant, or if the Participant dies or fails to deliver on or before the date of exercise shares of Mature Stock having a Fair Market Value equal to the exercise price. Only whole Deferred Shares may be deferred pursuant to this Plan.

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                   Article V. Accounting for Deferrals; Voting

         (a) A Deferred Stock Unit Account will be established for each Participant with respect to each deferral election made pursuant to Article IV. For each Deferred Share deferred, a Stock Unit will be credited as of the date of the stock option exercise to the Deferred Stock Unit Account so established. The Committee shall adjust the Deferred Stock Unit Account of each Participant to reflect dividends payable with respect to the Company's Stock from time to time. The Committee shall determine the manner in which any such adjustment shall be made. Each Participant will receive a periodic statement of the number of whole and fractional units in his or her Deferred Stock Unit Account at least monthly.

         (b) In the event the Company shall at any time increase or decrease the number of its outstanding shares of Stock by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then the numbers of Stock Units credited to the Deferred Stock Unit Accounts maintained under the Plan shall be proportionately adjusted.

          (c) In the event the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except cash or Stock), the Committee shall, in its discretion, determine and make the appropriate and equitable adjustments to the number of Stock Units credited to each Deferred Stock Unit Account. Such adjustments shall be effective for all purposes of the Plan.

         (d) In the event there shall be any change in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged (other than as specified in paragraphs (b) and (c) of this Article), and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares represented by Stock Units credited to the Deferred Stock Unit Accounts maintained under the Plan or requires some other modification of the Plan, then such adjustment or modification shall be made by the Committee and shall be effective for all purposes of the Plan.

         (e) In the event the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares represented by Stock Units credited to the Deferred Stock Unit Account maintained under the Plan or requires some other modification of the Plan, then such adjustment or modification shall be made by the Committee and shall be effective for all purposes of the Plan.

         (f) Nothing contained in this Article V shall be construed to require the Company or the Committee to fund the Deferred Stock Unit Accounts.

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         (g) Participants shall have no right to vote any Stock Units credited to Deferred Stock Unit Accounts prior to the date on which such Stock Units are subject to distribution and shares of Stock are issued therefor.


                            Article VI. Distributions

         (a) Except as provided in paragraph (e) of this Article VI, a Participant's Deferred Stock Unit Account shall be fully vested and nonforfeitable at all times.

         (b) At the time of a Participant's deferral election, the Participant must also elect on the Deferral Election Form when distributions with respect to the Deferred Stock Unit Account established pursuant to such election will be made if the Deferral Period is not extended by the Participant using a Deferral Extension Form. If the Participant submits a Deferral Extension Form, he or she must revise therein his or her election regarding when such distribution will be made. No distributions pursuant to the terms of an applicable Deferral Election Form or Deferral Extension Form may be made: (i) within six (6) months of the exercise date of the applicable stock option; or (ii) unless the Committee approves a longer deferral period, more than five years after such exercise date. Any distribution under this Plan shall be paid in whole shares of Stock, delivered in accordance with the provisions of this Article VI, and any fractional shares of Stock shall be paid in cash.

         (c) Except as otherwise provided in this Article VI, the Stock Units in a Deferred Stock Unit Account shall be distributed to the Participant in a lump-sum payment within 15 days of the expiration of the Deferral Period.

         (d) Notwithstanding anything in the Plan to the contrary and notwithstanding the distribution election of the Participant, in the event of the termination of a Participant's employment with the Company for any reason (other than death or Disability) prior to the Participant's attainment of age 65, the Stock Units in the Participant's Deferred Stock Unit Account shall be paid to the Participant in one lump-sum payment within 30 days of such termination.

         (e) Notwithstanding anything in the Plan to the contrary and notwithstanding the distribution election of the Participant, the Participant may require the immediate distribution to the Participant of all or a portion of the Stock Units credited to his or her Deferred Stock Unit Account less (i) any amount required to be withheld and (ii) a penalty equal to ten percent (10%) of the Stock Units to be distributed pursuant to this paragraph (e) (prior to the withholding required in clause (i) of this paragraph (e)). The Stock Units representing the penalty provided in clause (ii) of this paragraph (e) shall be deemed forfeited and no longer payable to the Participant.

         (f) Notwithstanding anything in the Plan to the contrary and notwithstanding the distribution election of the Participant, in the event of a Change of Control, all Stock Units credited to his or her Deferred Stock Unit Account shall, without further action by the Committee, become payable as of the date of such Change of Control. All Stock Units credited to the Deferred Stock Unit Accounts shall be distributed in one lump sum as soon as administratively possible after the date of such Change of Control.

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         (g) Notwithstanding any other provision of the Plan to the contrary and notwithstanding the distribution election of the Participant, in the event a Participant is determined to be subject to federal income tax on the Stock Units in any Deferred Stock Unit Account prior to the time of distribution hereunder, such Stock Units shall be distributed from the Deferred Stock Unit Account and paid to the Participant. Stock Units in the Deferred Stock Unit Account shall be determined to be subject to federal income tax upon the earliest of: (a) a written determination from the Internal Revenue Service addressed to the Participant to the effect that the Stock Units are subject to federal income tax prior to the distribution by the Plan and such determination has not been appealed to the courts and the time for making such an appeal has expired; and
(b) a determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service and (x) such determination has not been appealed to a higher court and the time for making such appeal has expired, (y) an appeal to a higher court has been denied by such higher court or (z) there is no court available to appeal to. Notwithstanding anything to the contrary, Stock Units in the Deferred Stock Unit Account shall be determined to be subject to federal income tax upon receipt by the Company of a written reasoned opinion by the Company tax's counsel to the effect that the Stock Units are subject to federal income tax prior to distribution by the Plan. The tax counsel selected by the Company to render such opinion shall be subject to the Participant's approval which shall not be unreasonably withheld.

         (h) The Company is authorized to withhold from any payments made hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.


                              Article VII. Hardship

         Notwithstanding the provisions of this Plan regarding distributions and notwithstanding the distribution election of the Participant, the Committee may, in its sole discretion, distribute all or a portion of the Stock Units in a Deferred Stock Unit Account to a Participant upon a demonstration by the Participant of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article VII shall be limited to the amount necessary to satisfy such financial need.


                       Article VIII. Death and Disability

         Notwithstanding any other provisions of this Plan to the contrary and notwithstanding the distribution election of the Participant, in the event of a
Participant's: (a) death prior to the payment of all of the Stock Units in his or her Deferred Stock Unit Account, the Company shall pay all remaining Stock Units in the Deferred Stock Unit Account, not later than 30 days following the Participant's death, in one lump-sum to such beneficiary or beneficiaries designated by the Participant in a writing filed by the Participant with the Company, or in the absence of such a beneficiary designation, to the Participant's estate; or (b) Disability prior to the payment of all of the Stock Units in his or her Deferred Stock Unit Account, the Company shall pay all remaining Stock Units in the Deferred Stock Unit Account, not later than 30 days following the Participant's Disability, in one lump-sum to the Participant.

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                          Article IX. Claims Procedures

         1. At any time the Committee makes a determination adverse to a Participant or his or her beneficiary with respect to a claim for payment, the Committee shall notify the claimant in writing of such determination, setting forth:

                  (i)      the specific reason for such determination;
                  (ii) a reference to the specific provision or provisions of the Plan and on which such determination is based;
                  (iii) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required, and
                  (iv) an explanation of the rights and procedures set forth in this Article IX.

Except as to amounts provided for in paragraphs (e) and (h) of Article VI, amounts due to a Participant hereunder may not be offset by the Company against amounts claimed to be due from the Participant to the Company, whether by withholding by the Company of payment or by assertion by the Company of defenses, claims, counterclaims or setoffs in a litigation commenced by either party with respect to the Plan or any other matters; provided, however, that the Company shall have the right to raise any such defenses, claims, counterclaims or setoffs in a separate action.

         2. A person who receives notice of an adverse determination by the Committee with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.


                            Article X. Administration

         1. The Plan shall be administered by the Committee. The Committee shall have all discretion and powers necessary for administering the Plan including but not limited to, full discretion and power to interpret the Plan, to determine the rights of Participants and the Company under the Plan and, in general, to decide any dispute. The decisions made by the Committee in good faith shall be final and conclusive on all persons, subject to a Participant's legal right to challenge the Committee's decision on the basis of an abuse of discretion and a lack of good faith. The Committee shall direct the Company, the Trustee, or both, as the case may be, concerning distributions in accordance with the provisions of the Plan. The Committee shall maintain all Plan records except the records of any Trust.

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         2. The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. The Committee may appoint a designee and/or agent (who need not be a member of the Committee or an employee of the Company) to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.


                                Article XI. Trust

         1. The Company may, but shall not be required to, adopt one or more Trust Agreements for the holding and administration of Stock representing the Stock Units credited to the Deferred Stock Unit Accounts. The assets of any such Trust shall remain subject to the claims of the Company's general creditors.

         2. It is expected that any Trust created pursuant to this Article XI will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of the Company.


              Article XII. Termination, Modification and Amendments

         The Board of Directors of the Company or the Committee may at any time terminate the Plan or from time to time make such modifications or amendments to the Plan as it may deem advisable. No termination, modification or amendment shall adversely affect the then rights of Participants with respect to the Stock Units in Deferred Stock Unit Accounts without their consent.


                           Article XIII. Miscellaneous

         1. Benefits provided in the Plan will not be subject to garnishment, attachment, or assignment or any other legal process by creditors of Participants or of any person or persons designated as beneficiaries of the Plan or of any other payee of the benefits provided herein.

         2. Participants and their beneficiaries shall have the status of unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments as required herein.

         3. The Plan creates no rights in the Participants to continue in the employment of the Company for any length of time, nor does it create any rights in the Participants or their beneficiaries nor any obligations on the part of the Company, other than those specifically provided herein.

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         4. The Plan shall be binding upon and inure to the benefit of the
Company, its successors and assigns, and the Participants, their heirs, executors, administrators and legal representatives. Participants shall not have the right to pledge, assign, transfer, hypothecate, encumber or anticipate their interest in the benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against Participants or their spouses.

         5. The waiver by any party of any term of the Plan on any occasion shall not be deemed to be a further or continuing waiver of any such term.

         6. Written notices which a Participant must provide to the Company under the Plan shall be addressed to the Company at: Attention: General Counsel, with a copy to the Chief Financial Officer, 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021.

         7. The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Florida without giving effect to principles governing choice of law.


                           Article XIV. Effective Date

         The effective date of the Plan is February 10, 2003.


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